Weave Communications, Inc.

Lock-Up Agreement

November 6, 2021

Goldman Sachs & Co. LLC,

BofA Securities, Inc.,

Citigroup Global Markets Inc.,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198.

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036.

c/o Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013.

.

Re: Weave Communications, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, BofA Securities, Inc., and Citigroup Global Markets Inc., as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Weave Communications, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares, subject to earlier termination pursuant to the terms hereof (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii)

engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, during the Lock-Up Period, make any demand for, exercise any right with respect to, or otherwise include the undersigned’s shares of Common Stock in, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any Shares the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing,

(1) in the event that the Prospectus is dated as of a date prior to November 12, 2021, if the undersigned is an employee or former employee of the Company, but in each case excluding (a) any director and (b) any officer within the meaning of Section 16(a) of the Exchange Act or any employee designated as an “Executive Officer” in the Management section of the Prospectus (each, an “Officer”), the undersigned may sell in the public market, beginning at the commencement of trading on the second Trading Day (as defined below) immediately following the Company’s release of earnings for the third quarter of 2021 and ending at the close of trading on December 15, 2021, a number of shares of Common Stock not in excess of 25% of the undersigned’s aggregate number of shares of Common Stock and shares of Common Stock underlying securities convertible into or exercisable or exchangeable for Common Stock (including stock options, restricted stock units and other equity awards) held by the undersigned as of the Holdings Measurement Date (as defined below), for which all vesting conditions are satisfied as of the Holdings Measurement Date;

(2) if the last reported closing price of the Common Stock on the New York Stock Exchange is at least 125% of the initial public offering price per share set forth on the cover page of the Prospectus (a) on at least 10 Trading Days in any 15 consecutive Trading Day period ending on or after the First Release Date (as defined below) but not later than the 15th Trading Day following the First Release Date (any such period during which such condition is first satisfied, the “Measurement Period”, and the final Trading Day of such Measurement Period, the “Final Measurement Period Date”) and (b) on the Applicable Final Testing Date (as defined below), then the undersigned may sell in the public market, beginning at the commencement of trading on the second Trading Day after the Applicable Final Testing Date, a number of shares of Common Stock equal to the Applicable Percentage (as defined below) of the aggregate number of shares of Common Stock and shares of Common Stock underlying securities convertible into or exercisable or exchangeable for Common Stock (including stock options, restricted stock units and other equity awards) held by the undersigned as of the Holdings Measurement Date, for which all vesting conditions are satisfied as of the Holdings Measurement Date; and

(3) in addition, and notwithstanding anything to the contrary herein, the Lock-Up Period shall terminate on the earlier of (i) the commencement of the second Trading Day immediately following the Company’s release of earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the second quarter that is completed after the date of the Prospectus (or if such quarter is the fourth quarter of the Company’s fiscal year, the Company’s release of earnings for the completed fiscal year) and (ii) the 181st day after the date of the Prospectus.

Any release of securities from the restrictions contained in this Lock-Up Agreement pursuant to paragraphs (1) and (2) above shall be referred to as an “Earnings-Related Lockup Release.” Notwithstanding the foregoing, no Earnings-Related Lockup Release shall occur pursuant to paragraph (2) above unless the Company shall have announced, either through a major news service or on a Current Report on Form 8-K, the anticipated date of such Earnings-Related Lockup Release at least two full Trading Days in advance of such Earnings-Related Lockup Release.

For purposes of this Lock-Up Agreement,

(i) a “First Release Date” shall mean the date that the Company publicly announces its earnings for the first quarterly period (which, for this purpose, shall not include “flash” numbers or preliminary, partial earnings) that is completed after the date of the Prospectus (or if such quarter is the fourth quarter of the Company’s fiscal year, the Company’s release of earnings for the completed fiscal year);

(ii) a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities;

(iii) the “Holdings Measurement Date” shall mean November 30, 2021;

(iv) the “Applicable Final Testing Date” shall mean (i) the first Trading Day after the Final Measurement Period Date, if the Final Measurement Period Date is the First Release Date and (ii) the Final Measurement Period Date, if the Final Measurement Period Date is after the First Release Date; and

(v) the “Applicable Percentage” shall mean (i) in the case of an employee or former employee of the Company, but in each case excluding any director and any Officer, 50% plus the aggregate percentage as of the Holdings Measurement Date of the undersigned’s aggregate number of shares of Common Stock and shares of Common Stock underlying securities convertible into or exercisable or exchangeable for Common Stock (including stock options, restricted stock units and other equity awards) the undersigned was permitted to sell pursuant to clause (1) of the second preceding paragraph of this Lock-Up Agreement less the aggregate percentage as of the Holdings Measurement Date of the undersigned’s aggregate number of such shares represented by the number of shares that were actually sold pursuant to such clause, or (ii) in all other cases, 50%.

Notwithstanding the foregoing, in addition to, and not by way of limitation of, any transfers by the undersigned that are permitted pursuant to an Earnings-Related Lockup Release, the undersigned may transfer the undersigned’s shares of Common Stock of the Company in the following transactions:

a.	transfers of shares of Common Stock acquired in open market transactions after the completion of the Public Offering;
b.	transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, a charitable contribution or for bona fide estate planning purposes, in each case, provided that (i) any such transfer is not a disposition for value and (ii) no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, which shall include a statement to the effect that such transaction reflects the circumstances described in this clause (b) and that the donee or transferee has agreed in writing to be bound by the restrictions set forth herein);
c.	transfers of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock by will or intestacy upon the death of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned. in each case, provided that any such transfer is not a disposition for value;
d.	transfers of shares of Common Stock or any other security convertible into or exercisable for shares of Common Stock by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
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CUSIP No. 94724R108 - Exhibit 99.3

e.	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) transfers of Common Stock or any security convertible into or exercisable for Common Stock to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (ii) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders or holders of similar equity interests of the undersigned;
f.	transfers of shares of Common Stock or any security convertible into or exercisable for Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing required by Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (f) and such shares remain subject to this Lock-Up Agreement; provided further that no other public announcement or filing shall be required or shall be voluntarily made during the Lock-Up Period;
g.	(i) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options awarded pursuant to an equity compensation plan described in the Pricing Prospectus (as defined in the Underwriting Agreement), insofar as such options are outstanding as of the date of the Prospectus or (ii) the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options only in an amount necessary to cover the applicable exercise price or tax withholding obligations of the undersigned in connection with such exercise, vesting or settlement event, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale of any shares of Common Stock relating to options other than to the Company, provided that in the case of either clause (i) or (ii), (x) the shares of Common Stock received upon such exercise, vesting or settlement event shall remain subject to this Lock-Up Agreement and (y) no public report or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such receipt or transfer by or on behalf of the undersigned, shall be required or shall be voluntarily made within 60 days after the date of the Prospectus, and thereafter, any filing required under Section 16(a) of the Exchange Act to be made during the remainder of the Lock-Up Period shall include a statement to the effect that (A) such transaction reflects the circumstances described in (i) or (ii), as the case may be, (B) such transaction was only with the Company and (C) the shares of Common Stock received upon exercise or settlement of the option, restricted stock units or other equity awards are subject to this lock-up agreement;
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CUSIP No. 94724R108 - Exhibit 99.3

h.	transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with the repurchase by the Company from the undersigned of shares of Common Stock or any security convertible into or exercisable for Common Stock pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; provided further that any filing required by Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the such transfer is being made pursuant to the circumstances described in this clause (h) and that no shares or securities were sold by the reporting person; provided further that no other public announcement or filing shall be required or shall be voluntarily made during the Lock-Up Period;
i.	transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of greater than 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”), provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement;
j.	the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) the shares subject to such plan may not be sold during the Lock-Up Period (except to the extent otherwise allowed pursuant to this Agreement, including for the avoidance of doubt, any sale of securities subject to a plan established at or following the date of any Earnings-Related Lockup Release in order to sell securities permitted to be sold as part of such Earnings-Related Lockup Release under this Agreement) ) and (ii) no public announcement or filing under the Exchange Act, or any other public filing or announcement, shall be required or shall be voluntarily made during the Lock-Up Period regarding the establishment of such plan;
k.	transfers to the Company in connection with the conversion or reclassification of the outstanding equity securities of the Company into shares of Common Stock, or any reclassification or conversion of the Company’s Common Stock, in each case as described and as contemplated in the Prospectus, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement; provided that the undersigned shall include a statement in any report under Section 16(a) of the Exchange Act reporting such transfer to the effect that such transfer relates to the circumstances described in this clause (k); and
l.	transfers with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters.
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CUSIP No. 94724R108 - Exhibit 99.3

In the case of any transfer or distribution pursuant to clauses (a), (c), (d) or (e), no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period. In the case of any transfer or distribution pursuant to clauses (b), (c), (d) or (e), or (f) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by any Earnings-Related Lockup Release and clauses (i) through (l) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur, if any, of: (i) the date that the Company, on the one hand, or Goldman Sachs & Co. LLC, on the other hand, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date that the Company withdraws the registration statement filed with the Securities and Exchange Commission related to the Public Offering, (iii) the date of termination of the Underwriting Agreement prior to the sale of any of the Shares to be sold thereunder to the Underwriters and (iv) December 31, 2021, in the event that the Underwriting Agreement has not been executed by that date, provided that the Company may by written notice to the undersigned prior to December 31, 2021, extend such date for a period of up to an additional three months.

This Lock-Up Agreement replaces and supersedes that certain lock-up agreement, dated as of October 21, 2021, by and between the undersigned and the Representatives on behalf of the Underwriters, entered into in connection with the Public Offering.

This Lock-Up Agreement and any transaction contemplated by this Lock-Up Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and, as so delivered, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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CUSIP No. 94724R108 - Exhibit 99.3

Very truly yours,

________________________________________

Exact Name of Shareholder

________________________________________

Authorized Signature

________________________________________

Title